Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 07, 2014, in Amendment No.1 to the Registration Statement (Form F-1) and related Prospectus of Intercorp Financial Services Inc. dated October 1, 2014 for the registration of its common shares.

/s/ PAREDES, ZALDIVAR, BURGA & ASOCIADOS

Lima, Perú
October 1, 2014